    As filed with the Securities and Exchange Commission on March 27, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------
                            WIND RIVER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                -----------------

        DELAWARE                                              94-2873391
 (State of Incorporation)                                 (I.R.S. Employer
                                                           Identification  No.)

                                -----------------
                               500 WIND RIVER WAY
                            ALAMEDA, CALIFORNIA 94501
                                 (510) 748-4100
                    (Address of principal executive offices)

                 INTEGRATED SYSTEMS, INC. 1988 STOCK OPTION PLAN
                     DR. DESIGN, INC. 1991 STOCK OPTION PLAN
            INTEGRATED SYSTEMS, INC. 1994 DIRECTORS STOCK OPTION PLAN
             EPILOGUE TECHNOLOGY CORPORATION 1994 STOCK OPTION PLAN
               INTEGRATED SYSTEMS, INC. 1998 EQUITY INCENTIVE PLAN
               WIND RIVER SYSTEMS, INC. 1998 EQUITY INCENTIVE PLAN

                    --------------------------------------
                                RICHARD W. KRABER
                             CHIEF FINANCIAL OFFICER
                            WIND RIVER SYSTEMS, INC.
                               500 WIND RIVER WAY
                            ALAMEDA, CALIFORNIA 94501
                                 (510) 748-4100

                    --------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                -----------------
                                   Copies to:

         ANDREA VACHSS, ESQ.                             RICHARD W. KRABER
          COOLEY GODWARD LLP                          CHIEF FINANCIAL OFFICER
          5 PALO ALTO SQUARE                         WIND RIVER SYSTEMS, INC.
         3000 EL CAMINO REAL                            500 WIND RIVER WAY
     PALO ALTO, CALIFORNIA 94306                     ALAMEDA, CALIFORNIA 94501
            (650) 843-5000                                (510) 748-4100

                                -----------------


                         CALCULATION OF REGISTRATION FEE

============================================================================================================================

============================================================================================================================
                                                      PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO                              OFFERING PRICE PER     AGGREGATE OFFERING PRICE
      BE REGISTERED            AMOUNT TO BE              SHARE (1)                     (1)                  AMOUNT OF
                                REGISTERED                                                               REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Stock Options and Common
Stock (par value $.001)          4,066,898          $1.1306 - $49.00            $181,439,271.48               $48,182

============================================================================================================================

============================================================================================================================


         (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price for shares subject to outstanding options granted under the Integrated Systems, Inc. ("ISI") 1988 Stock Option Plan (the "ISI 1988 Plan"), Dr. Design, Inc. 1991 Stock Option Plan (the "Dr. Design Plan"), ISI 1994 Directors Stock Option Plan (the "ISI Directors Plan"), Epilogue Technology Corporation 1994 Stock Option Plan (the "Epilogue Plan") and ISI 1998 Equity Incentive Plan (the "ISI Incentive Plan") (pursuant to Rule 457(h) under the Act) or (b) the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market on March 22, 2000, for shares reserved for future grant pursuant to the Wind River Systems, Inc. ("Registrant" or "Company") 1998 Equity Incentive Plan (the "Wind River Incentive Plan") (pursuant to Rule 457(c) under the Act). The following chart illustrates the calculation of the registration fee:


============================================================================================================================
                     TITLE OF SHARES                     NUMBER OF SHARES    OFFERING PRICE PER     AGGREGATE OFFERING
                                                                                    SHARE                  PRICE
----------------------------------------------------------------------------------------------------------------------------
    Shares issuable pursuant to outstanding stock                 1,738,345         $13.79(1)(a)           $23,971,777.55
    options under the ISI 1988 Plan
----------------------------------------------------------------------------------------------------------------------------
    Shares issuable pursuant to outstanding stock                    27,824          $1.13(1)(a)               $31,441.12
    options under the Dr. Design Plan
----------------------------------------------------------------------------------------------------------------------------
    Shares issuable pursuant to outstanding stock                   211,600         $13.34(1)(a)            $2,882,744.00
    options under the ISI Directors Plan
----------------------------------------------------------------------------------------------------------------------------
    Shares issuable pursuant to outstanding stock                    27,317          $8.05(1)(a)              $219,901.85
    options under the Epilogue  Plan
----------------------------------------------------------------------------------------------------------------------------
    Shares issuable pursuant to outstanding stock                 2,061,812         $13.58(1)(a)           $27,999,406.96
    options under the ISI Incentive Plan
----------------------------------------------------------------------------------------------------------------------------
    Shares  reserved  for future  grant under the Wind            2,600,000         $49.00(1)(b)          $127,400,000.00
    River Incentive Plan
----------------------------------------------------------------------------------------------------------------------------
    Proposed Maximum Aggregate Offering Price                                                             $182,505,271.48
----------------------------------------------------------------------------------------------------------------------------
    Registration Fee                                                                                              $48,182

============================================================================================================================


===============================================================================

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Wind River Systems, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1999;

         (b) The Company's quarterly reports on Form 10-Q for the quarters ended April 30, July 1 and October 31, 1999;

         (c) The Company's Current Reports in Form 8-K dated April 22, June 30, September 7 and October 21, 1999 and February 15 and February 28, 2000; and

         (d) The description of the Company's Common Stock set forth in its Registration Statement on Form 8-A filed with the Commission on March 12, 1993.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company's By-laws also provide that the Company will indemnify its directors and executive officers, and may indemnify its other officers, employees and other agents, to the fullest extent not prohibited by Delaware law.

         The Company's Restated Certificate of Incorporation (the "Restated Certificate") provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         The Company has been authorized by the Board to enter into agreements with its directors and officers that require the Company to indemnify such persons to the fullest extent authorized or permitted by the provisions of the Restated Certificate and Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, employee or other agent of the Company or any of its affiliated enterprises. Delaware law permits such indemnification provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal proceeding, had o reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

         At present, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

                                                   EXHIBITS

EXHIBIT
NUMBER

5.1                        Opinion of Cooley Godward LLP

23.1                       Consent of PricewaterhouseCoopers LLP

23.2                       Consent of Cooley  Godward LLP is  contained  in
                           Exhibit 5.1  to this  Registration Statement

24.1                       Power of Attorney is contained on the signature page

99.1                       Integrated Systems, Inc. 1988 Stock Option Plan

99.2                       Dr. Design, Inc. 1991 Stock Option Plan

99.3                       Integrated Systems, Inc. 1994 Directors Stock
                           Option Plan

99.4                       Epilogue Technology Corporation 1994 Stock Option
                           Plan

99.5                       Integrated Systems, Inc. 1998 Equity Incentive Plan

99.6                       Wind River Systems, Inc. 1998 Equity Incentive Plan

                                                 UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on March 27, 2000.

                                      WIND RIVER SYSTEMS, INC.

                                      By:     /s/ Thomas St. Dennis
                                         --------------------------------------
                                               Thomas St. Dennis
                                               Chief Executive Officer and
                                               Director

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas St. Dennis and Richard W. Kraber, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                 TITLE                                       DATE

         /s/ Thomas St. Dennis                            Chief Executive Officer                     March 27, 2000
--------------------------------------------              and Director (Principal Executive
         (Thomas St. Dennis)                              Officer)


         /s/ Richard W. Kraber                            Vice President and Chief Financial          March 27, 2000
--------------------------------------------              Officer (Principal Financial Officer)
         (Richard W. Kraber)

        /s/ Jerry L. Fiddler                              Chairman of the Board                       March 27, 2000
--------------------------------------------
         (Jerry L. Fiddler)

        /s/ Narenda K. Gupta                              Director                                    March 27, 2000
--------------------------------------------
         (Narenda K. Gupta)

       /s/ John Bolger                                    Director                                    March 27, 2000
--------------------------------------------
         (John Bolger)

      /s/ William B. Elmore                               Director                                    March 27, 2000
--------------------------------------------
         (William B. Elmore)

      /s/ Grant M. Inman                                  Director                                    March 27, 2000
--------------------------------------------
         (Grant M. Inman)

      /s/ David B. Pratt                                  Director                                    March 27, 2000
--------------------------------------------
         (David B. Pratt)


                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                             DESCRIPTION

 5.1                   Opinion of Cooley Godward LLP

23.1                   Consent of PricewaterhouseCoopers LLP

23.2                   Consent of Cooley  Godward LLP is  contained in Exhibit
                       5.1 to this Registration Statement

24.1                   Power of Attorney is contained on the signature page

99.1                   Integrated Systems, Inc. 1988 Stock Option Plan

99.2                   Dr. Design, Inc. 1991 Stock Option Plan

99.3                   Integrated Systems, Inc. 1994 Directors Stock Option Plan

99.4                   Epilogue Technology Corporation 1994 Stock Option Plan

99.5                   Integrated Systems, Inc. 1998 Equity Incentive Plan

99.6                   Wind River Systems, Inc. 1998 Equity Incentive Plan